Exhibit 99(e)
NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP (the registrant) Certification Of Periodic Report

I, James L. Robo, President of ESI Northeast Energy GP, Inc. (equivalent to the Chief Executive Officer of registrant) as Administrative General Partner of Northeast Energy Associates, a limited partnership certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of the registrant for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: March 27, 2003

JAMES L. ROBO

James L. Robo President (equivalent to the Chief Executive Officer) ESI Northeast Energy GP, Inc. as Administrative General Partner of Northeast Energy Associates, a limited partnership

A signed original of this written statement required by Section 906 has been provided to Northeast Energy Associates, a limited partnership and will be retained by Northeast Energy Associates, a limited partnership and furnished to the Securities and Exchange Commission or its staff upon request.